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                                                                    EXHIBIT 23.4

                      [McGLADREY & PULLEN, LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Prospectus constituting a part of the Form SB-2 Registration Statement (File No. 333-22727) of Aviation Group, Inc. of our report dated January 24, 1997, relating to the financial statements of Casper Air Service, a Wyoming corporation, as of April 30, 1996 and for each of the two years then ended, which are contained in that Prospectus and to the reference to our Firm under the caption "Experts" contained in that Prospectus.



                                          /s/ McGladrey & Pullen, LLP
                                          -------------------------------------
                                              McGLADREY & PULLEN, LLP


Casper, Wyoming
July 21, 1997